EXHIBIT 10.2

                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT entered into on the 11th day of July, 1996, between HERITAGE PLACE ASSOCIATES, LTD. ("Landlord"), a Tennessee limited partnership, and the lessee named below ("Tenant").

         1. TENANT. The name of Tenant and Tenant's present address for the purposes of the Lease Agreement are:

             NEW HORIZONS COMPUTER LEARNING CENTERS OF MEMPHIS, INC.
                      SUITE 1300, 2600 THOUSAND OAKS BLVD.
                                MEMPHIS, TN 38118

After the Commencement of this Lease Agreement, Tenant's address for the purposes of this Lease Agreement shall be:

                       SUITE 400, 227 FRENCH LANDING DRIVE
                               NASHVILLE, TN 37228

         2. BUILDING AND DEMISED PREMISES.

         a) BUILDING. The building in which the Demised Premises are located (the "Building") is located on that land in Davidson County, Tennessee, described in Exhibit A to this Lease Agreement. The street address of the building is 227 French Landing Drive, Nashville, Tennessee 37228.

         (b) DEMISED PREMISES. This Lease Agreement pertains to approximately 9,483 square feet of rentable space KNOWN AS Suite 400 on the fourth floor of the Building, which is referred to herein as the "Demised Premises."

         3. LEASE OF THE PREMISES. Landlord hereby leases the Demised Premises to TENANT, AND Tenant hereby leases the Demised Premises from Landlord, subject to the terms and conditions of this Lease Agreement.

         4. TERM. The Term of this Lease Agreement shall begin on the "Commencement Date, " which shall be the earlier of (a) the date on which Tenant occupies the Demised Premises, or (b) TEN days after the date on which Landlord tenders in writing the Demised Premises to Tenant after substantial completion of construction of the Demised Premises according to Tenant's Approved Floor Plan attached hereto as Exhibit B (TAFP). The Term of this Lease Agreement shall end 60 months after the Commencement Date, at midnight of the last day of the month which precedes the month in which the Commencement date occurred. Landlord shall notify Tenant in writing of the rental commencement date within 5 days of TENANTS occupancy of the Premises.

         5. RENT. Rent for the Demised Premises during each Lease year of the term of this Lease Agreement shall be as follows:

                Lease Year                Annual                     Monthly
                1 - 5                     $147,934.80                $12,327.90

together with Tenant's share of the maintenance expenses as provided in Paragraph 6 hereof. (Rent is based on 9,483 rentable square feet and may be increased or decreased based on the final square footage determined by Landlord's space planner.) The measurement of the leasable area shall be according to ANSIZ 65.11980 "Method of Measuring Floor Areas in Office Buildings" plus 13% of such which represents Tenant's pro rata share of the Common Areas of the Building. All rent amounts shall be paid without


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notice or demand in advance in equal monthly installments due on the first day of each month, without deduction or offset kind. Payments of rent shall be prorated for fractions of any months. The Lease Year shall be a 12 month period commencing on the first day of the month during which rental payments or occupancy whichever is sooner commenced.

         6. MAINTENANCE CHARGE. Together with the rent specified in Paragraph 5 hereof, Tenant shall pay to Landlord a sum equal to Tenant's proration charge of the Maintenance Expenses defined hereinbelow (said amount being referred to herein as "Maintenance Charge". ) The Maintenance Charge shall be computed by taking the rentable area within the Demised Premises as the numerator, and the total rented area, which shall be not less than 90% of the total rentable area within the Building, as the denominator of a fraction which, when multiplied by the total amount of Landlord's Maintenance Expenses minus the Maintenance Expenses for 1996 shall yield the Annual Maintenance Charge due from TENANT. LANDLORD shall estimate the Maintenance Charge for each calendar year and furnish such estimate within thirty (30) days after said year ends. Landlord may adjust said amount from time to time by thirty (30) days written notice to Tenant. In the event the Maintenance Charge exceeds the actual expenditure in said calendar year, the excess shall be credited against the next month's payment of Maintenance Charge. In the event the Maintenance Charge is less than the actual expenditure for said calendar year, TENANT SHALL promptly pay the excess due upon notice of the excess amount to Landlord.

Notwithstanding the previous paragraph, Tenant shall not be obligated to pay any Maintenance Charge for calendar year 1996. Thereafter the Maintenance Charge shall be in accordance with this Article 6. Excluding taxes and insurance such Maintenance Expenses shall not increase by more than 6% per year on a cumulative and compounded basis with the first year being 1996.

The maintenance expenses which may be included by the Landlord, in Landlord's Maintenance Expenses for purposes of calculating the Maintenance Charge shall be any and all costs incurred by Landlord in connection with the maintenance, janitorial, upkeep, providing utility services and repair of THE BUILDING AND Common Areas, including, without limitation, electricity, gas, water, and sewer for the Building and Common Areas, the landscaping and maintenance of the outdoor areas and parking areas, the insurance on the Building and Common Areas, (including liability insurance for personal injury, death, and property damage, insurance with extended coverage against fire, theft, or other casualty, and other insurance deemed advisable by Landlord), provision of security services, payment of real estate taxes, provision of building and grounds MAINTENANCE SERVICES, reasonable replacement reserve, reasonable management administration costs, and a management fee (which shall not exceed six (6-%) percent of the gross collectible Building income) in connection with the operation of the building as a first-class office facility ("Landlord's Maintenance Expenses"). Landlord and TENANT AGREE that Landlord shall have the sole discretion to determine whether or not a particular service is advisable, and to employ such persons and require such equipment as Landlord deems advisable in order to provide said service; provided, however, that Landlord shall at times be obligated to provide the services listed in Paragraph 13 hereof.

In connection with the foregoing, Landlord agrees that it shall furnish to Tenant an annual statement showing in reasonable detail the amount of Landlord's Maintenance Expenses for the calendar year, which statements shall be furnished within sixty (60) days after said calendar year ends. It is agreed that all obligations of Tenant and/ or Landlord contained in this Paragraph 6 shall survive the term of this Lease Agreement.

         7. INITIAL RENT AND SECURITY DEPOSIT. On the date of execution


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of this Lease Agreement, Tenant shall pay one month's installment of rent, which shall be applied to Tenant's initial installment(s) of rent due under this Lease Agreement, and Tenant shall also pay an amount equal to one monthly installment of rent to be held as security for the performance of Tenant's obligations under this Lease Agreement. Tenant agrees that the deposit may be commingled with other funds of Landlord, and shall not be considered an advance of rent or a measure of Landlord's damage in the event of a default by Tenant. If no such default has occurred, then the security deposit shall be applied to Tenant's last monthly rental due hereunder.

         8. PAYMENTS. All payments of rent and other amounts due Landlord hereunder shall be made payable to and mailed or delivered to Manager, c/o Trion Properties, Inc., 227 French Landing Drive, Suite 100, Nashville, Tennessee 37228, or to such other person, entity, or address as Landlord may hereafter designate in writing. Payments shall be considered received only upon Landlord's actual receipt thereof. Tenant agrees to pay Landlord a service fee of for each check presented to Landlord and dishonored by the drawee bank. Any rent received more than 5 days after due date shall be subject to a late fee of 5% of the unpaid balance.

         9. COMPLETION OF THE DEMISED PREMISES. As an inducement to Tenant to enter into this Lease Agreement, Landlord shall provide Tenant and allowance of Ninety Four Thousand Eight Hundred Forty Three Dollars ($94,843), (the "Tenant Allowance").

It is an express condition of this Lease Agreement cause construction of the Demised Premises to be that Landlord substantially completed in accordance with the plans and specifications attached hereto as Exhibit C (TAFP). The plans and specifications are prepared by Landlord's space planner -and- the cost of such plans shall be deducted from the Tenant Allowance. Landlord shall construct Tenant improvements in accordance with Tenant's Approved Floor Plan, (TAFP) and Exhibit C. In the event Landlord determines that the total cost of providing said Tenant finish in accordance with building standard finishes and Tenant's approved Floor Plan exceeds the Tenant Allowance less the cost of TAFP, then Tenant shall pay the mount of such excess to Landlord upon demand or revise finishes to reduce costs. Landlord shall reasonably complete all "punch list items" within 30 days of Tenant's occupancy or rent shall abate by one fourth until such items are completed. Landlord's space planner shall be the arbitrator of whether said "punch list" items are reasonably complete. "Punch list items" resulting from Tenant's move in are excluded from this requirement and rent shall not abate.

         10. DELAYS BY TENANT. At all reasonable times prior to the Commencement Date, Landlord shall allow persons, firms, or corporations employed by Tenant access to the Demised Premises for the purpose of inspecting and performing work not included in the TAFP. Provided, however, Landlord shall not be obligated to grant such access if it interferes with work being performed by Landlord or its contractor(s) in construction of the Building or the Demised Premises_ If substantial completion of-the Demised Premises is delayed because of changes or modifications in the TAFP or because of work performed by persons, firms, or corporations employed by Tenant, Landlord shall immediately notify Tenant in writing of such delay. Tenant shall pay to Landlord, upon demand, the sum equal to the annual rent as provided in Paragraph 5 hereof divided by three hundred sixty (360) for each day of such delay.

         11. COMMON AREAS. Throughout the term of this Lease Agreement, Tenant shall have the non-exclusive right to use the sidewalks, landscaped areas, hallways, elevators, entrances and exits, rest rooms, parking areas, stairways, and similar areas designated by Landlord for the general use of all of the occupants of the Building (the "Common Areas" ). In order to prevent


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the dedication of the same to the public, Landlord shall have the right to close the same from time to time, as it determines advisable in its sole discretion.

         12. ENJOYMENT OF PREMISES. Tenant is entitled to peaceful possession and quiet enjoyment of the Demised Premises during the term of this Lease Agreement, subject to the terms and conditions hereof.

         13. LANDLORD'S OBLIGATIONS.

         (a) TENDER OF PREMISE. Landlord will tender the Demised Premises to Tenant in good condition in accordance with the terms and conditions hereof.

         (b) INSURANCE. Landlord will carry standard fire and extended coverage insurance on the Demised Premises, including all permanent leasehold improvements.

         (c) Taxes.Landlord will pay all ad valorem real property taxes assessed against the Building.

         (d) General MAINTENANCE. Landlord will maintain the Demised Premises, the Common Areas and the roof and exterior of the Building in tenantable condition.

         (e) Elevator SERVICE. Landlord will provide elevator service in the Building

         (f) JANITORIAL Service. Landlord will furnish ordinary janitorial services to the Demised Premises.

         (g) Utilities. Landlord will furnish water, electricity, replacement of bulbs for lighting, and sewage disposal utilities to the Demised Premises. Provided, Landlord need only provide electricity sufficient to operate small (desk top) business machines such as electric typewriters and small calculators, as more completely defined on Exhibit C and Landlord need only provide water in sufficient quality for ordinary drinking, lavatory, and cleaning use.

         (h) HEATING AND AIR CONDITIONING. Landlord will furnish air conditioning and heat sufficient, in Landlord's judgement, to reasonably heat and cool the Demised Premises as more completely defined on Exhibit C.

         (i) BUSINESS HOURS. Landlord shall be required to furnish the services listed in subparagraphs (d) through (h) above during regular business hours from 7:00 a.m. through 6:00 p.m., Monday through Friday, and from 7:00 a.m. to 3:00 p.m. on Saturdays, except for the 6 major holidays ie. New Year's Day, Memorial Day, 4th of July, Labor Day, Thanksgiving, and Christmas. Landlord shall provide said services during hours in addition to the hours listed herein upon written notice to Landlord's manager, and provided that Tenant shall pay for such additional services, including without limitation, usage fees and the cost of operating and maintaining the services and equipment at the rate of $31.75 per hour.

         (j) FORCE MAJEURE. Landlord will make reasonable efforts to provide the services listed in subparagraphs (d) through (h) above, and to otherwise perform its other obligations under this Lease Agreement but shall not be liable for damages arising from its failure to meet said obligations or the interruption or inadequacy of any such services as a result of mechanical breakdown, accident, emergency, design deficiency, strike, civil disorder, unavailability of sufficient quantities of electricity or water, Act of God, force majeure, or any other reason beyond the control of Landlord. Such failure on the part of Landlord or such interruption or inadequacy of services shall not


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terminate this Lease Agreement or entitle Tenant to abate or offset rent except as provided in paragraph 18 hereof.

         14. TENANT'S OBLIGATIONS.

         (a) USE. Tenant will use the Demised Premises for office purposes only and will conduct its business in a quiet, lawful, and orderly manner. No dangerous substances shall be located on the Demised Premises, and no manufacturing processes may be conducted on the Demised Premises. Tenant shall neither conduct nor allow any activity or condition on the Demised Premises which is either unlawful or, in Landlord's reasonable judgement, increases the risk of harm to any person or property beyond the minimal risk normally associated with business office activities.

         (b) RENT. Tenant will timely pay all rent and other amounts as provided in this Lease Agreement, without any deduction or setoff. This covenant to pay rent is independent of all other covenants herein.

         (c) SURRENDER OF PREMISES. Upon the termination of this Lease Agreement, Tenant will immediately remove its personal property from the Demised Premises and will peacefully surrender possession of the Demised Premises without further notice and in as good condition as when entered, ordinary wear and tear excepted. Personal property remaining on the Demised Premises after the expiration of this Lease Agreement may be stored by Landlord or, if ten days prior notice is sent to Tenant, Landlord may dispose of such property in such manner as it may elect, and shall not be accountable for any proceeds of such disposition.

         (d) Rules. Tenant will obey rules established by Landlord for tenants of the Building, as amended or supplemented by Landlord from time to time upon written notice to TENANT.' A copy of the present rules is attached hereto as Exhibit D.

         (e) NOTICE OF HAZARDS. Tenant will promptly notify Landlord of any known material damage to the Demised Premises or Building or of any known hazards or defects, whether obvious or latent, on the Demised Premises or the Building.

         (f) Insurance.

                  (1.) Tenant will keep in force at its expense so long as this Lease Agreement remains in effect and during such time as Tenant occupies following: the Demised Premises or any part thereof the

                            (i) Public liability insurance, including
                           contractual liability, with respect to the Demised Premises with companies and in a form acceptable to Landlord, to afford protection to the limit, per occurrence, of not less than One Million Dollars ($1,000,000) with respect to personal injury or death, and Fifty Thousand Dollars ($50,000) with respect to property damage; and

                           (ii) All-risk insuranca- written at replacement cost value on Tenant's personal property, trade fixtures, floor coverings, furniture,and other property movable by Tenant and Tenant's leasehold improvements installed by it pursuant to the terms of this Lease.

                  Tenant shall deposit a duplicate copy of the policies or certificates of insurance with Landlord, which policies shall name Landlord and its designees as additional named


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insureds, and shall provide that said policy or policies shall not be canceled except after thirty days (30) written notice to Landlord.

                  (2) Tenant shall require any contractor of Tenant employed pursuant to Paragraph 16 herein below to keep in force at contractor's expense during such times as contractor is working in the Demised Premises the following:

                           (i) Comprehensive general liability insurance, including contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement, and contractor's protective liability coverage in companies and in form acceptable to Landlord, to afford protection to the limit, per occurrence, of not less than Three Million Dollars ($3,000,000) with respect to personal injury or death, and One Million Dollars ($1,000,000) with respect to property damage.

         Tenant will cause Tenant's contractors to deposit duplicate copies of the policy or policies of such insurance or certificates thereof with Landlord prior to commencing any such work, which policies shall also name Landlord or its designees as additional named insureds, and shall also contain a provision stating that such policy or policies shall not be canceled except after thirty
(30) days written notice to Landlord. Tenant shall also require its contractors to keep in effect workmen's compensation or similar insurance offering statutory coverage and containing statutory limits during the period such contractor is performing work in the Demised Premises on Tenant's behalf. Tenant shall indemnify and hold harmless Landlord with respect to any aforesaid work and contractors.

         (g) TAXES. Tenant will timely pay all taxes that may be assessed against the contents of the Demised Premises. Tenant will also timely pay sales taxes or the like, if any, that may be imposed upon any rent payments or other payments required hereunder. Any costs of contesting such tax impositions may be included in Landlord's Maintenance Expenses.

         (h) DISCHARGE OF LIENS. Tenant will promptly discharge all liens, including mechanics and materialmen's liens, that may attach to the Demised Premises or the Building, as a result of Tenant's obligations or transactions.

         (i) NO WASTE OF PREMISES. Tenant will not damage or commit waste of the Demised Premises. Tenant will pay to Landlord, upon demand, the cost of repairs to the Demised Premises, to the extent that such repairs exceed repairs that would be necessary due to ordinary wear and tear.

         15. LANDLORD'S RIGHT TO CURE DEFAULT OF TENANT. If Tenant fails to maintain the insurance required by this Lease Agreement or to timely perform any other obligation under this Lease Agreement, Landlord may, but is not obligated to, cause such obligations to be performed, and Tenant shall pay to Landlord, upon demand, all expenses so incurred by Landlord. Notwithstanding the above Tenant shall such rights as are specified in Paragraph 24a hereof.

         16. ADDITIONS AND ALTERATIONS. Tenant shall submit to Landlord final plans and specifications for any alterations or improvements which Tenant proposes to make to the Demised Premises. No alterations or improvements of the Demised Premises shall be made by Tenant unless such plans and specifications have been first reasonably approved in writing by Landlord. In performing any alterations or improvements, Tenant will use only Landlord's contractor or contractors or Tenant's workmen approved by Landlord. Any work performed by the Tenant shall not interfere with the use by the other tenants of premises in the Building, and


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shall be performed in accordance with all building codes and other applicable laws and regulations. Any work that creates a substantial amount of noise, vibration, dust, noxious fumes, or other types of disturbance which may reasonably be expected to interfere with the use by the other tenants of premises in the building shall not be performed during business hours, but shall be performed before 8:00 a.m. or after 5:00 p.m. on weekdays and on the weekends, whenever possible. All leasehold improvements made by Tenant, or made by property of Landlord, Premises without the prior written consent of Landlord. if Landlord so requests, Tenant shall provide Landlord with copies of all building and other permits obtained in connection with the construction of improvements or alterations to the Demised Premises.

         17. ASSIGNMENT AND SUBLETTING. Tenant shall not, without the prior written consent of Landlord, mortgage, pledge, hypothecate, assign, transfer, encumber, sublease, or grant a license with respect (collectively "transfer") any interest in this Lease Agreement or the Demised Premises. Landlord's consent to any particular transfer shall not waive this provision, and all later transfers shall be made Landlord. If Tenant desires to assign to another party with a comparable business record to Tenant's, a net worth at least as large as Tenant, and a similar on going contract with the State of Tennessee or other significantly credit worthy company to provide services over a sustained period of time (at least one year) then Landlord's consent to such assignment shall not be unreasonably withheld. Even with Landlord's approval, no such transfer shall relieve Tenant of its obligations hereunder. Any attempted transfer of an interest in this Lease Agreement or the Demised Premises without Landlord's prior written approval shall be null and void. If Tenant is a corporation, the merger of Tenant into or the change of ownership of a majority issuance 9 shall be deemed a "transfer" of an interest in this Lease Agreement for the purposes of this Paragraph. If Tenant is a partnership, the addition or withdrawal of any partner(s) shall be deemed a "transfer" of an interest in this Lease Agreement for the purposes of this Paragraph. Landlord may assign, transfer, or encumber its interest in this Lease Agreement or the Building or Demised Premises for any purpose. Additionally, if Landlord's transferee agrees in writing to assume all of Landlord's obligations hereunder, Landlord shall be deemed released from its obligations under this Lease Agreement, including, but not limited to, Landlord's obligations with respect to the security deposit as set forth in Paragraph 7 hereof only on the prior written consent of another corporation interest of Tenant's of new shares or by voting stock (whether caused by the transfer of existing shares.

         18. DAMAGE TO PREMISES. If the Demised Premises or any other part of the Building affording access to them are damaged by any casualty covered by fire and extended coverage insurance as to render 50% of the square footage of the Demised Premises untenantable, rent shall proportionately abate for the period that the Demised Premises are untenantable, and Landlord shall apply any and all insurance proceeds to promptly repair the same within 180 days to the condition existing prior to the casualty (strikes, walkouts, delay due to insurance negotiations, and force majeure excepted) but only to the extent of available insurance proceeds. If the cost of performing Landlord's obligations hereunder exceeds the account of such casualty, Landlord may terminate this Lease Agreement on written notice unless Tenant, within fifteen days (15) after demand therefor, deposits with Landlord a sum of money sufficient to pay the difference between the cost of repair and the proceeds of the insurance available for such purpose. Tenant shall replace all work and improvements not originally installed or performed by Landlord at its expense. Provided, however, if said casualty is uninsured, or if it occurs within the last two (2) years of the term of this Lease Agreement (exclusive of subsequent option periods,


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if any), Landlord may elect not to repair such damage, and shall so notify
Tenant, upon which notice either party may then or within thirty (30) days thereafter terminate this Lease Agreement by notifying the other party in writing.

         19. EMINENT DOMAIN. If the Demised Premises are rendered unfit for their intended purpose as a result of the taking of all or a part of the Demised Premises, Building or adjacent ground by eminent domain, by sale in lieu of condemnation, or as the result of any law, order, regulation, or ordinance of any government or governmental agency, Landlord or Tenant may, at its option, terminate this Lease Agreement. Tenant shall have the right to pursue a separate claim against the condemning authority for damages it may sustain as the result of such taking providing however that in no event shall any such claim reduce the award otherwise payable to Landlord.

         20. INSPECTION AND REPAIR OF PREMISES; CARDING.
Landlord may show the Demised Premises to prospective purchasers or tenants during Landlord's normal business hours or at any other reasonable time during the last Lease Year of the Term hereof. Landlord may enter the Demised Premises at any time to inspect the Demised Premises, to perform repairs or maintenance, or to protect the Demised Premises or the Building from damage.

         21. INDEMNITY; EXPENSES

                  (a) EXPENSE CAUSED BY TENANT. Tenant shall indemnify, defend, and save Landlord harmless from all claims, actions, damages, liability and expenses (including reasonable attorney's fees) resulting from the occupancy or use by Tenant of the Demised Premises, Building or Common Areas, and caused wholly or in part by any act or omission of Tenant, its agents, servants, contractors, employees, licensees, invitees, or guests.

                  (b) EXPENSE CAUSED BY OTHER TENANTS. Landlord shall not be liable to Tenant or to those claiming by, through, or under Tenant for any loss or expense resulting from the acts or omissions of persons occupying other premises in the Building.

                  (c) EXPENSE NOT CAUSED BY LANDLORD. Landlord, its agents and employees, shall not be liable to Tenant or to those claiming by, through or under Tenant for any damage to Tenant's property stored in the Demised Premises or Building or entrusted to persons employed to provide such services in the Building, or for any injury or damage to persons, property, or business of the Tenant which results from any latent or apparent defect or change of condition in the Demised Premises, the Building or the Common Areas, crime, accident, natural disorder, electrical, mechanical or plumbing equipment, water, or any other cause not the result of the act or omission of Landlord.

                  (d) LITIGATION. If Landlord, without fault on its part, is made a party to or is required to testify in connection with any litigation or administrative proceeding commenced by, against or concerning Tenant, then Tenant shall protect and hold Landlord harmless and shall pay all costs, expenses, and reasonable attorneys' fees incurred by Landlord in connection with such proceeding.

                  (e) COSTS OF ENFORCEMENT. Tenant shall pay all costs, expenses, and reasonable attorneys' fees that may be incurred by Landlord in enforcing the terms of this Lease Agreement. All amounts of rent, additional rent, or other amounts due under this Lease Agreement shall bear interest after they are due at the lower of (i) eighteen percent (18%) per annum or (ii) the maximum lawful rate.

                  (f) INSURANCE RECOVERY FOR CASUALTY. Tenant hereby releases Landlord from any and all claims, demands, liabilities or obligations whatsoever for damage to the Demised


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Premises or loss of rents or profits resulting from or in any way connected with any fire, accident, or other casualty is caused by the negligence or contributory negligence of Landlord, or by any agent, independent contractor or employee of Landlord, except to the extent of the insurance recovery therefor, if any.

                  (g) Limitation of Liability. Tenant against Landlord shall be limited to the interest of Landlord in the real property, or applicable insurance proceeds described on Exhibit A hereto.

                  (h) Survival. The terms of this Paragraph 21 shall survive the term of this Lease Agreement.

         22. INTENTIONALLY OMITTED.

         23. WAIVER OF SUBROGATION. Landlord and Tenant agree (to the extent that such agreement does not invalidate coverage under any policy of insurance) that, in the event the Demised Premises, or any part thereof, are damaged or destroyed by fire or other casualty that is covered by insurance of the Landlord or Tenant, or the subleases, assignees or transferees of Tenant, the rights of any party against the other or against the employees, agents or licensees of any party, with respect to such damage or destruction and with respect to any loss resulting therefrom, including the interruption of the business of any of the parties, are hereby waived to the extent of the coverage of said insurance. Landlord and Tenant further agree that all policies of fire, extended coverage, business interruption and other insurance covering the Demised Premises or the contents therein shall, if possible, provide that the insurance shall not be impaired if the insureds have waived their right of recovery from any person or persons prior to the date and time of loss or damage. Any additional premiums for such clause or endorsement shall be paid by the primary insured.

         23. DEFAULT.

                  (a) Events of Default. In the event that (i) Tenant defaults in THE PAYMENT OF RENT, ADDITIONAL RENT, OR OTHER AMOUNTS REQUIRED HEREBY WHEN DUE; or (ii) if Tenant defaults in performing any of its other obligations under this Lease Agreement and fails to cure such default within thirty (30) days after the giving of notice of default by Landlord; or (iii) if a receiver is appointed for Tenant's property; or (iv) if, whether voluntarily or involuntarily, Tenant takes advantage of any debtor relief proceedings under any present or future law; or (v) if Tenant makes an assignment for benefit of creditors; or (vi) if any property of Tenant should be levied upon or attached under process against Tenant; or (vii) if a final judgement is rendered against Tenant and remains unpaid for thirty (30) days; or (viii) if Tenant causes a lien to be placed against the Demised Premises or the Building; or (ix) if the Demised Premises are abandoned by Tenant or are vacant for more than ten (10) consecutive days during the term hereof (unless such vacancy is caused by damage to the Demised Premises or Building); then, Landlord, at its' option, may terminate this Lease Agreement by written notice to Tenant.

                  (b) REMEDIES UPON DEFAULT. Upon Landlord's termination of this Lease Agreement pursuant to subparagraph (a) above, Landlord may, without prejudice to any other remedy, use the security deposit described in Paragraph 7 herein to the extent necessary to pay any arrears of rent or liabilities of Tenant to Landlord. Immediately upon such termination, Tenant shall at once surrender possession of the Demised Premises to Landlord, and Landlord may immediately, and without further notice, or at any time thereafter re-enter the Demised Premises and remove all persons and all or any property therefrom, by any suitable action or proceeding at law, without being liable for any prosecution therefor or damages therefrom, and repossess the Demised Premises. Landlord may, at its option, repair, alter, remodel or change the character of the Demised Premises as it may deem appropriate. Landlord shall further be entitled to obtain judgement against TENANT FOR the balance of the then current and future rent and rent in arrears and other monetary obligations agreed to be paid for the full term of this Lease Agreement, along with all other direct and consequential damages, INCLUDING ALL cost and expenses incurred by Landlord in reletting or attempting to relet the Demised Premises, land reasonable attorney's fees and court costs. The aggregate of all such rents shall be computed on a lump sum basis at the time of the default or TERMINATION, CREDITING against such claim, however, any amount obtained by reason of any reletting, less the cost of such reletting incurred by Landlord. Landlord agrees to use its best efforts to relet the Premises.

                  c) WAIVER OF NOTICE. TENANT HEREBY expressly waives the service of any notice of INTENTION TO reenter or of the INSTITUTION OF legal proceedings to that end, and Tenant on ANY assignee or creditor of TENANT, ALSO WAIVES ANY right of redemption or reentry or repossession or to restore the operation of this Lease Agreement in case Tenant shall be dispossessed by summary proceedings or otherwise or in case of reentry or repossession by Landlord, or in case of any expiration or termination of this Lease Agreement in accordance with its terms. The terms "enter, "reentry," and "reenter, " as used in this Lease Agreement, are not restricted to their technical legal meaning.

                  (d) SPECIFIC PERFORMANCE. If Tenant breaches any of the provisions hereof, Landlord shall be entitled to obtain specific performance thereof, and shall be further entitled to obtain any other remedies which it may have at law or equity.

                  (e) LANDLORD'S DEFAULT. In no event shall Landlord be deemed to be in default of any omits obligations contained herein until it has received thirty (30) days written notice from TENANT SPECIFYING the alleged default, and has had a reasonable opportunity to cure such default.

         25. LOSS TO PERSONAL PROPERTY. All personal property brought into the Demised Premises by TENANT, OR TENANT'S employees or business visitors, shall be at the risk of TENANT ONLY, and Landlord shall not be liable for theft thereof or any damage there to occasioned by any act of co tenants, or any other person, unless such theft or damage is caused by the negligent act or omission of Landlord, its agents, or employees. Landlord shall not at any time be liable for damage to any property in or upon the Demised Premises, which results from gas, smoke, water, rain, ice or snow which issues or leaks from or forms upon any part of the Building, or from the pipes or plumbing work of the same, or from any other place whatsoever.

         26. REQUIREMENTS OF LAW. Landlord shall comply with all present and future laws, ordinances, requirements, rules and regulations of governmental authorities having jurisdiction pertaining to the structure, operation, design, and safety of the Common Areas. Tenant shall likewise observe and comply with such laws, ordinances, requirements, rules and regulations of governmental authorities having jurisdiction as they may pertain to the structure, operation, design, safety and use of the Demised Premises.

         27. SUBORDINATION; NONDISTURBANCE. This Lease Agreement is subordinate to any present underlying lease, mortgage, or Deed of Trust on the Building, upon the land upon which it stands, or both. Additionally, this Lease Agreement shall be subordinate to the lien of any such future mortgage or Deed of Trust by operation of this paragraph, with no further INSTRUMENT OF subordination being necessary. Provided, the owner or beneficiary of any such mortgage or Deed of Trust may subordinate the same to this Lease Agreement by executing and recording a written instrument including language to that effect. If the Demised Premises are sold at foreclosure or by deed in lieu of foreclosure pursuant to a mortgage or Deed of Trust, Tenant shall attorney to such purchaser and recognize the same as Landlord hereunder, provided that such purchaser agrees in writing not to disturb Tenant's possession of the Demised Premises except in accordance with the terms of this Lease Agreement.

         28. TIME IS OF THE ESSENCE. Time is of the essence in fulfilling all terms and conditions of this Lease Agreement.

         29. TENANT'S PUNCHLIST. Within five (5) days after the Commencement Date, Tenant shall deliver to Landlord a punch list of any defects which it finds in the construction work required under the Tenant's Floor Plan. Landlord shall repair, replace, or correct all of said items that are in noncompliance therewith. Landlord shall be under no obligation to repair, replace, or correct any defective construction work not included on said punch list. Landlord shall have the right, but not the obligation, to repair any damage to the Demised Premises as a result of Tenant's moving into the Demised Premises, with the cost of such repair to be borne by Tenant and paid to Landlord upon demand but only after Tenant has had a reasonable opportunity to make such repairs at its expense.

         30. ESTOPPEL INSTRUMENTS; SHORT FORM LEASE.

                  (a) ESTOPPEL INSTRUMENTS. Tenant agrees to furnish Landlord, within five (5) business days of Landlord's demand, instruments of estoppel in recordable form relating to the current status of rental payments and other evidence which a purchaser or mortgagee may reasonably require.

                  (b) SHORT FORM LEASE. Upon written request of Landlord, a memorandum of security agreement and lease shall be prepared by Landlord describing the Demised Premises, giving the Commencement Date, the term of this Agreement, and the name and address of the Landlord and Tenant, and other terms hereof as Landlord may require, which shall be promptly executed and acknowledged by both parties. The memorandum of lease may be recorded by either party, at the sole cost and expense of the party so recording.

         31. INTENTIONALLY OMITTED.

         32. NOTICES. All notices to be given to Landlord under this Lease Agreement shall be effective only when made in writing and received by Landlord at the following address: Heritage Place Associates, Ltd. 227 French Landing Drive, Suite 100 Nashville, TN 37228 With a copy to: Trion Financial, Inc. 2171 Kingston Court, Suite I Atlanta, GA 30067

All notices to be given Tenant under this Lease Agreement shall be effective when received by Tenant or when made in writing and delivered to the following:
New Horizon Computer Learning Center, Inc., Suite 1300, 2600 Thousand Oaks Blvd., Memphis, Tennessee 38118. Either party may change its address for notice hereunder by notifying by notifying the other party in writing.

         33. TERMS SEVERABLE. If any provision hereof is held void or unenforceable for any reason, the remainder of this Lease Agreement shall continue in full effect.

         34. HOLDING OVER. If Tenant remains in possession of the Demised Premises after expiration of the term hereof, with or without Landlord's acquiescence and without any express written agreement of parties, Tenant's occupancy shall become a tenancy from month to month at a rental rate equal to 150% of that monthly rate in effect at the expiration hereof. There shall be no renewal of this Lease Agreement by operation of law. Such conditions. (except as to term and rent) as contained in this Lease Agreement.

         35. RIGHTS CUMULATIVE. All rights and powers conferred hereunder upon Landlord and Tenant shall be cumulative but not restrictive to those given by law.

         36. NO WAIVER OF RIGHTS. No failure of Landlord or Tenant to exercise any right hereunder, or to insist upon strict compliance by Tenant with its obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord's rights to demand exact compliance with the terms hereof.

         37. EXHIBITS. The Exhibits referenced herein are hereby incorporated in this Lease Agreement by reference. Such Exhibits may themselves reference other writings, which are also incorporated herein by this reference.

         38. BUSINESS DAYS. If the due date of any payment or last day of any time period provided for herein falls due on a Saturday, Sunday, or holiday observed by any national bank in Nashville, Tennessee, such payment may be made on, and such time period shall not expire until, the next following business day.

         39. SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided, all provisions herein shall be binding upon and shall insure to the benefit of the parties, their permitted heirs, executors, administrators, legal representatives, successors, and assigns.

         40. NO OPTION. Submission of this Lease Agreement for examination does not constitute an option to lease or reservation of space for the Demised Premises. This lease shall be effective only when executed by both parties and received by Landlord in executed original or executed counterpart form. If this Lease Agreement has been submitted to Tenant in form already signed by Landlord, it evidences only of Landlord's offer to enter into this Lease Agreement on the exact terms provided as delivered, which offer may be revoked at any time and which may additionally expire at any certain time established by Landlord in writing.

         41. LEASING COMMISSION. Landlord agrees with Trion Properties, Inc. ("Trion") that Trion is entitled to a leasing commission from Landlord by virtue of this Lease Agreement, which leasing commission shall be paid by Landlord to Trion in accordance with that certain Management and Leasing Agreement between Landlord and Trion dated March 28, 1984. Tenant represents that it has dealt with no other Brokers and hereby indemnifies Landlord against claims by any other brokers, including without limitation, attorney's fees and court costs.

         42. HEADINGS. The caption, numbers and headings appearing herein are inserted only as a matter of convenience and do not limit or expand the content of the respective paragraphs.

         43. GOVERNING LAW. The laws of the State of Tennessee shall govern the validity, performance and enforcement of this Lease Agreement.

         44. EXISTING LEASE. Landlord and New Horizon's Computer Learning Center of Nashville have an existing lease dated August 8, 1994, (the "Existing Lease"). Upon rental commencement under this Lease the Existing Lease shall terminate and be of no further force or effect and Landlord shall immediately refund the security deposit pursuant to the terms of the Existing Lease.

         45. ENTIRE AGREEMENT. This Lease Agreement and the attached Exhibits set forth the entire agreement between the parties- -Any prior or contemporaneous- conversa t ions or writings are merged herein. No provision hereof can be waived or amended except by a writing signed by the party against whom enforcement of such waiver or amendment is sought. Additional terms of this Lease Agreement, if any, are attached hereto as Collective Exhibit F. If any provision contained in Exhibit F is inconsistent with a printed provision of this Lease Agreement, the provision contained in said Exhibit shall supersede the printed provision. The following Exhibits, as indicated are attached hereto:

                                                                       ATTACHED       NOT
                                                                                      ATTACHED
                                                                       -----------    ------------
                                                                       -----------    ------------
Exhibit A         (description of real property)                           x
                                                                       -----------    ------------
Exhibit B         (description of Premises/and Tenant's Floor Plan)        x
                                                                       -----------    ------------
Exhibit C         (Plans  and   Specifications  for  Construction  of
                  Demised Premises)                                        x
                                                                       -----------    ------------
Exhibit D         (Rules and Regulations)                                  x
                                                                       -----------    ------------
Exhibit E         (Landlord's Standard Tenant Finishes)                    x
                                                                       -----------    ------------
Exhibit F         (additional terms)                                                       x
                                                                       -----------    ------------


         IN WITNESS WHEREOF, Landlord and Tenant have, executed this Lease Agreement, with all blanks completed, as of the date first written above.

LESSOR:                                           LESSEE:

HERITAGE PLACE ASSOCIATES, LTD.
By: MK Holding Company, Inc.,
Managing General Partner



By: Henry E. J Kromer                             By:  David Weinstein
Title:   President                                Title: President

                                    EXHIBIT A

A parcel of land in Davidson County, Tennessee, being known as Tract 6C, on Plan of MetroCenter of record in Plat Book 5190, page 491, Register's Office for Davidson County, TENNESSEE BOUND on the west by the centerline of French Landing Drive, l ocated generally north of Vantage Way and being more particularly described as follows:

         BEGINNING at a concrete monument in the easterly margin of French Landing Drive, 535 feet, more or less, from the centerline ,of Vantage Way; thence, northerly with a curve to the left having o central angle of 22 degrees 04' 59", a radius of 1130.00 feet and distance of 435.53 feet to a concrete monument; thence, leaving French Landing Drive, N 83 degrees 50' 39"E, 432.11 feet to an iron pin, thence, S 22 degrees 44' 13" E, 355.63 feet to an iron pin, thence S 67 degrees 15' 47" W, 380.75 feet to an iron pin, thence S 86 degrees 25' 00" W, 214.73 feet to an iron pin; thence N 74 degrees 04' 22" W, 40.00 feet to a concrete monument, the point of beginning. Containing 4.93 acres, more or less.

Being the same property conveyed to Intereal Company of deed of record in Book 5713, page 578, Register's Office for Davidson County, Tennessee.

EXHIBIT D

Rules and Regulations

         1. Tenant shall be required to use the graphics specified by Landlord for identification of the Demised Premises and name placement in the Building Directory. Coordination of ordering and installation of said graphics shall be performed by Landlord. Tenant shall use Landlord's standard suite identification signage, which shall be installed by Tenant ant Tenant's expense. The cost of inserting Tenant's primary identification in the Building Directory shall be borne by Landlord.

         2. No additional locks shall be place on the doors of the Demised Premises by Tenant, nor shall any existing locks be changed. Landlord will without charge furnish Tenant with two keys for each lock existing upon the Building entrance doors, and two keys for Tenant's front door of the Demised Premises when Tenant assumes possession with the understanding that at the termination of the Lease Agreement these keys shall be returned. Tenant shall pay Landlord Fifty Dollars ($50.00) per key, for each key not returned at the termination of this Lease Agreement.

         3. Tenant will refer to all contractors, contractors representatives and installation technicians, rendering any service on or to the Demised Premises for Tenant, to Landlord's manager prior to beginning of any contractual service. This provision shall apply to all work performed in the Building including installation of telephones, telegraph equipment, electrical devices, and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

         4. No Tenant shall at any time occupy any part of the Building as sleeping or lodging quarters.

         5. Tenant shall not place, install, or operate on the Demised Premises or in any part of the Building, any engine, stove, or machinery , or conduct mechanical operations or cook thereon or therein, or place or use in or about premises any explosives, gasoline, kerosene, oil, acids, caustics, or any other flammable, explosive, or hazardous material without written consent of Landlord.

         6. Landlord will not be responsible for lost or damaged or stolen personal property, equipment, money, or jewelry from Tenant's area or public rest rooms, common areas or parking facilities, regardless of whether such loss occurs when area is locked against entry or not.

         7. Tenant shall not at any time display a "For Rent" sign upon the Demised Premises.

         8. Safes and other unusually heavy objects shall be placed by the Tenant only in such places as may be approved by Landlord. In no event shall any weight be placed upon such floor by Tenant so as to exceed the floor load allowances required by local building code design requirements.

         9. Landlord will not permit entrance to Tenant's offices by use of pass key controlled by Landlord, to any person at any time without written permission by Tenant, except employees, contractors, or service personnel directly supervised by Landlord.

         10. None of the entries, passages, doors, or hallways shall be blocked or obstructed, or any rubbish, litter, trash, or material of any nature placed, emptied, thrown into these areas, including any alleyways to the rear of the Demised Premises, or such areas be USED AT ANY time except for access or egress by Tenant, Tenant's agents, employees, or invitees. Trash is to be emptied into containers (dumpsters) provided by the Landlord at a location specified by Landlord.

         11. The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed. No person shall waste water by Interfering with the faucets or otherwise.

         12. No bicycles or other vehicles or animals shall be brought into the Building.

         13. No sign, tag, label, picture, advertisement, or notice shall be displayed, distributed, inscribed, painted or affixed by Tenant on any part of the outside or inside of the Building or of the Demised Premises without- the prior written consent of Landlord.

         14. In the event Landlord should advance upon the request, or for the account of the Tenant, any amount for labor, material, packing, shipping, postage, freight, or express upon articles delivered to the Demised Premises or for the safety, care, and cleanliness of the Demised Premises, the amount so paid shall be regarded as additional rent and shall be due and payable for with to the Landlord from the Tenant.

         15. Tenant shall not do or permit to be done within the Demised Premises anything which would unreasonably annoy or interfere with the rights of other tenants of the Building.

         16. Tenant agrees that its use of electrical current shall never exceed the capacity of existing feeders, risers, or wiring installation. Any additional electrical wiring shall be done by Landlord's electrician or supervised by such electrician, and Tenant shall bear the expense of such additional materials and installation.

         17. Parking provided around the Building shall be on a "first come-first serve" basis. Tenants and occupants shall observe and obey all parking and traffic regulations as imposed by Landlord on the premises. Landlord in all cases retain-- the power -to designate "no parking" zones, traffic right of ways, and general parking area procedures. Failure of Tenant to comply with this rule shall constitute a violation of this Lease Agreement.

         18. Canvassing, peddling, soliciting, and distribution of handbills or any other written materials in the Building are prohibited, and each Tenant shall cooperate to prevent the same.

                                    EXHIBIT E
                        Landlord's Standard TENANT FINISH

1. Walls-

         a. Partitions (to ceiling):        75 lf/ 1,000 sq. ft.
         b. Demising (to structure):        20 lfl 1,000 sq. ft.

2. Doors-

         a. Entrance- (3' x 8' - 10" solid core, mahogany veneer)
         1 / 3,000 sq. ft.
         b. Interior- (3' x 8' - 10" solid core, mahogany veneer)
         1 / 3,000 sq. ft.

3. Ceiling Tile (already stocked on the floor)- Move from floor to place in ceiling grid.

4. Carpet and Pad- Material and INSTALLATION AT $12.00/ sq. yd.

5. Wallcovering- 25 lf/1,000 sq. ft. standard grade.

6. Power

         a. Duplex Outlets: 8/1,000
         b. Single Pole Switches: 3/1,000 sq. ft.

7.Telephone Outlet Box INCLUDING 751 3/4" conduit homerun to telephone backboard- 5/1,000 sq. ft.

8. Tenant Diffusers w/Flex - 3.5/1,000 sq. ft.

9. PAINTING OF tenant partitions, not including reveals.

10. Window treatment on all windows equal to building standard.

                                    EXHIBIT F
                              SPECIAL STIPULATIONS

1. ATTORNEY I S FEES: In the event of a dispute between the parties not involving the payment of rent or other monetary provisions of the Lease the non-prevailing party shall bear the costs of attorney fees for both the Landlord and Tenant.

2. RENEWAL OPTION: Provided Tenant is not then in default, Tenant shall have the option to extend the term of this Lease for one (1) additional five (5) year term after the expiration of the initial term of the Lease. Tenant may exercise such option by ,written notice to Landlord at least one hundred eighty (180) days prior to the expiration hereunder. If Tenant exercises such option, the rental hereunder shall be adjusted to equal the then current market rental for comparable size tenants in comparable type buildings (the Building being acknowledged to be a Class A Building) in the MetroCenter Area. Except for the rent payable and this renewal option, all other terms and conditions shall remain the same as set forth herein.

3. EXCLUSIVITY: Landlord acknowledges that Tenant is engaged in the teaching of the use of computer programs and other than existing tenants (specifically Turnkey Business Systems) agrees not to lease to other parties having a similar business.